UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 9, 2020
EXAGEN INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39049	20-0434866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1261 Liberty Way, Suite C
Vista, CA 92081
(Address of principal executive offices) (Zip Code)
(760) 560-1501
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XGN	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 9, 2020, the Board of Directors of Exagen Inc. (the "Company"), upon recommendation of the Compensation Committee, approved an increase to the annual base salaries and target bonus opportunities for Fortunato Ron Rocca, the Company's President and Chief Executive Officer, and Kamal Adawi, the Company's Chief Financial Officer, effective January 1, 2020. Mr. Rocca's 2020 salary will increase from $358,182 to $475,000 and his target bonus opportunity will increase from 50% to 85% of his annual base salary. Mr. Adawi's 2020 salary will increase from $278,100 to $365,000 and his target bonus opportunity will increase from 25% to 45% of his annual base salary.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXAGEN INC.

Date: January 9, 2020	By:	/s/ Fortunato Ron Rocca
Fortunato Ron Rocca
President and Chief Executive Officer